UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM 8-K



                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  June 29, 2004
                                (Date of earliest
                                 event reported)




       Commission File           Name of Registrant; State of Incorporation; Address of        IRS Employer
       Number                    Principal Executive Offices; and Telephone Number             Identification Number
       ---------------------     ----------------------------------------------------------    ------------------------
       1-16169                   EXELON CORPORATION                                            23-2990190
                                 (a Pennsylvania corporation)
                                 10 South Dearborn Street - 37th Floor
                                 P.O. Box 805379
                                 Chicago, Illinois 60680-5379
                                 (312) 394-7398


Item 5. Other Events

1. Sale of Businesses within Enterprises Segment.

         On June 29, 2004, Exelon Corporation (Exelon) announced that it closed the sale of Exelon Solutions, a unit of Exelon Services, to Ameresco, Inc. The news release is attached to this Form 8-K as Exhibit 99.

         On June 30, 2004, Exelon announced that it had sold its partnership interests in PECO TelCove to TelCove, its partner, for $49 million. The sale price covers Exelon's interests in the partnership, certain fiber network assets and the settlement of existing claims between the parties. PECO TelCove is a Competitive Local Exchange Carrier operating in Southeastern Pennsylvania. It provides telecommunications services (local, long distance and data services) to businesses and institutions through its own fiber network.

         On July 2, 2004, Exelon announced that it had closed the sale of Thermal Chicago Corporation, which includes Exelon Thermal Technologies and Northwind Midway, to Macquarie Bank Limited of Australia for $134 million. Exelon Thermal Technologies provides chilled-water cooling services to 93 commercial buildings in the city of Chicago, via an underground network of pipes. Its affiliate, Northwind Midway, operates a heating and cooling plant at Midway Airport.


2. Synthetic Fuel Investment.

         On July 1, 2004, Exelon purchased a limited partnership interest which owns synthetic fuel-producing facilities. Synthetic fuel facilities chemically change coal, including waste and marginal coal, into a fuel used at power plants that qualifies for tax credits under Section 29 of the Internal Revenue Code. For the period 2004 through 2008, the investment is expected to provide total net cash flow of approximately $36 million. The cash flow stream is not levelized over that four-year period. The expected net income impact from the investment in 2004 is expected to be $4.5 million. For the period 2005 through 2007, the net income impact is estimated to be $10.5 million each year.


                                       ***


Certain of the matters discussed in this Report are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by a registrant include those factors discussed herein, as well as the items discussed in (a) the Registrants' 2003 Annual Report on Form 10-K -

ITEM 7. Management's Discussion and Analysis of Financial Condition and Results of Operations--Business Outlook and the Challenges in Managing Our Business for each of Exelon, ComEd, PECO and Generation, (b) the Registrants' 2003 Annual Report on Form 10-K - ITEM 8. Financial Statements and Supplementary Data:
Exelon - Note 19, ComEd - Note 15, PECO - Note 14 and Generation - Note 13 and
(c) other factors discussed in filings with the United States Securities and Exchange Commission (SEC) by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Report.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                         EXELON CORPORATION

                         /s/ Robert S. Shapard
                         --------------------------
                         Robert S. Shapard
                         Executive Vice President and Chief Financial Officer


July 9, 2004